Exhibit 99.1

Sent via Electronic Delivery to: mguerin@onconova.us

February 13, 2023

Mr. Mark Guerin

Chief Operating Officer & Chief Financial Officer

Onconova Therapeutics, Inc.

12 Penns Trail

Newtown, PA 18940

Re:	Onconova Therapeutics, Inc. (the “Company”) Nasdaq Security: Common Stock

Nasdaq Symbol: ONTX

Dear Mr. Guerin:

On November 7, 2022, Staff notified the Company that its common stock failed to maintain a minimum bid price of $1.00 over the previous 30 consecutive business days as required by the Listing Rules of The Nasdaq Stock Market. Since then, Staff has determined that for the last 10 consecutive business days, from January 30, 2023 to February 10, 2023, the closing bid price of the Company’s common stock has been at $1.00 per share or greater. Accordingly, the Company has regained compliance with Listing Rule 5550(a)(2) and this matter is now closed.

If you have any questions, please contact Patryk Muter, Listing Analyst, at +1 301 978 8085.

Sincerely,

/s/ Ellen Ignacio

Ellen Ignacio

Nasdaq Listing Qualifications